AGREEMENT AND GENERAL RELEASE
This Agreement and General Release (the “Agreement”) is made as of the 6th day of September, 2022 between Robert Helm (the “Employee”) and The Children’s Place Services Company, LLC and its parents and direct and indirect subsidiaries and affiliated corporations, limited liability companies, partnerships and other business organizations (collectively, the “Employer” or the “Company”).
1.Departure. The Employer and Employee acknowledge and agree that the Employee’s last day of employment with the Company will be the earlier of October 2, 2022 and the date set forth in a notice, if any, given by the Company to the Employee as set for the in Paragraph 15 below setting forth an earlier date (the “Departure Date”). The Company agrees to pay the Employee his salary through October 2, 2022, notwithstanding the giving of any such notice.
2.Prior to the Departure Date. Prior to the Departure Date, the Employee’s employment with the Company shall be on the terms and conditions set forth herein and, subject to the following sentence, in the letter agreement between the Employee and the Company dated February 16, 2021 (the “Letter Agreement”) attached hereto as part of Exhibit A. Prior to the Departure Date, as mutually agreed by the Employer and the Employee, the Employee shall continue to perform the Employee’s duties and carry out the Employee’s responsibilities as the Chief Financial Officer of the Company, and shall cooperate with the Company in the orderly transition of such duties and responsibilities to other associates of the Company, all as and to the extent directed by the Chief Executive Officer of the Company.
3.Consideration. (a) In consideration for the Employee’s execution, delivery and non-revocation of this Agreement and of the Reaffirmation (as defined in Paragraph 3(b) below), including the Employee’s agreements set forth in Paragraphs 1 and 2 above, and Paragraph 3(b) below, provided the Employee has not terminated his employment with the Company after the date hereof and prior to the Departure Date, (i) the Employer shall pay to the Employee the amount of Two Hundred Sixty Two Thousand Five Hundred Dollars and Zero Cents ($262,500.00), less legally required payroll deductions, which amount shall be paid in thirteen (13) equal bi-weekly installments commencing with the first pay period following the Revocation Period (as defined in Paragraph 3(b) below), subject to the terms and conditions contained herein and (ii) the Employer agrees to waive the applicable premium cost that the Employee would otherwise pay for continued group health insurance benefit coverage under COBRA for the above thirteen (13) bi-weekly period of salary continuation payments, subject to the terms and conditions hereof. The Employee agrees that the Employee shall promptly notify the Employer of the Employee’s commencement of other employment(s) or engagement(s), whether as an employee, consultant, or otherwise, whether with another entity, person or other third party or on his own behalf (collectively, the “Other Engagement”). In the event that the Employee becomes covered by health insurance benefit coverage in connection with the Other Engagement, the waiver of premiums and COBRA coverage provided for in clause (ii) above shall cease.
(b)    In consideration for the Employer’s agreements set forth herein, including in Paragraphs 1 and 2 above, and as material conditions to the Employee’s receipt of the payments and benefits set forth in Paragraph 3(a) above, the Employee shall: (i) execute and deliver to the Company the Reaffirmation of Agreement (the “Reaffirmation”) attached hereto as Exhibit B on, or within five (5) business days following, but not before, the Departure Date and (ii) not revoke the Reaffirmation within the revocation period set forth therein (the “Revocation Period”).

4.Acknowledgments Regarding Payments and Benefits. The Employee acknowledges and agrees that the consideration set forth in Paragraph 3(a) of this Agreement fully satisfies the amount, if any, that the Employee may be entitled to under any offer letter, employment agreement or equity or other award agreement, verbal or written, as well as any bonus, long-term incentive or other compensation or benefit plan or program, employment or personnel policies, procedures or handbooks, including but not limited to, severance plans, guidelines, policies or precedents utilized by the Employer, or any other legal obligation which the Employer may have to the Employee. The Employee acknowledges and agrees that any monetary or other benefits and consideration which, prior to the execution of this Agreement, the Employee may have earned or accrued or to which the Employee may have been entitled to be paid or to receive prior to the execution of this Agreement, have been fully paid, received or addressed in this Agreement, or such payments or other benefits and consideration have been released, waived or settled by the Employee pursuant to this Agreement. The Employee acknowledges and agrees that the Employee is not entitled to and will not seek any further payments, benefits or other consideration, including, but not limited to, any salary, wages, vacation pay, sick pay, disability pay, severance, bonus, or other compensation or benefit of any kind (including equity-based compensation), from the Released Parties (as defined in Paragraph 11 below) other than that the Employee is to receive in accordance with Paragraph 3(a) above, subject to the terms and conditions of this Agreement. The Employee acknowledges and agrees that the Employee shall not accrue any awards or rights pursuant to any equity plan or program, or bonus or other compensation or benefit plan or program of the Company and shall forfeit any and all rights to any awards or payments under any such plans or programs to the extent not vested, paid and received on or prior to the Departure Date.
5.Return of Company Property. On the Departure Date, the Employee shall immediately return to the Company all laptops, cellular telephones, iPhones, iPads, blackberries, keys, locks, credit cards, key cards, documents, records, materials, and other information of any type whatsoever that is the property of the Company or its affiliates. The Employee further agrees that, on such date, the Employee shall not retain and shall immediately return any copies, images, or reproductions of correspondence, memoranda, reports, financial information, notebooks, drawings, photographs, or other documents relating in any way to the business and affairs of the Company, its affiliates or their respective vendors, suppliers, landlords or other third-parties.
6.Consultation with Counsel and Voluntariness of Agreement.
(a)The Employee acknowledges and agrees that the Employer has advised the Employee in writing to consult with an attorney at the Employee’s own expense prior to executing this Agreement. The Employee further acknowledges and agrees that, to the extent desired, the Employee has consulted with the Employee’s own attorney in reviewing this Agreement, and that before executing, this Agreement, the Employee has carefully read and fully understands all the provisions of this Agreement, and that the Employee is voluntarily entering into this Agreement.
(b)The Employee further acknowledges and agrees that the Employee has had a period of at least twenty-one (21) days in which to consider the terms of this Agreement and that changes to this Agreement, whether material or immaterial, do not restart the running of the 21-day period.
(c)Unless revoked as provided below in this clause (c), this Agreement shall be effective and enforceable on the eighth (8th) day after execution and delivery of this Agreement to the Employer by the Employee. The parties to this Agreement understand and agree that the Employee may revoke this Agreement after having executed and delivered it to the Employer by so advising the Employer in writing no later than 11:59 p.m. on the seventh (7th) day after the

Employee’s execution and delivery of this Agreement to the Employer. If the Employee revokes this Agreement in a timely manner, this Agreement shall not be effective or enforceable (except as set forth in this sentence), and the Employee shall not be entitled to receive the payments, deliveries, benefits or other consideration under Paragraph 3(a) above or to any other right or entitlement under this Agreement, and the Employee shall be deemed to have resigned from his employment with the Company and his employment with the Company shall terminate.
7.Nondisclosure/Nondisparagement. Except as otherwise provided in Paragraph 19, the Employee will not disclose the existence of this Agreement or the terms and conditions of this Agreement to any person or entity, except: (i) to comply with this Agreement; (ii) to the Employee’s legal, financial or tax advisors, immediate family members, and to the Internal Revenue Service to any similar state or local taxation authority; or (iii) as otherwise required by law. Except as otherwise provided in Paragraph 19, the Employee agrees that the Employee will not publicly or privately disparage, demean, or impugn the reputation of, or encourage, assist or direct another person or entity to, publicly or privately disparage, demean, or impugn the reputation of, the Company, the way it conducts its business and affairs, or any of the Company’s products, services, affiliates, suppliers, vendors, or current or former officers, directors, trustees, employees, agents, administrators, representatives or fiduciaries.
8.Continuing Agreements. The Employee acknowledges and agrees that the Employee is, and following the Departure Date, will continue to be, bound by the terms of (i) the Confidentiality, Work Product and Nonsolicitation Agreement (“Confidentiality Agreement”), attached hereto as part of Exhibit A, and (ii) the “Non-Compete” provision (“Provision”) contained in the Letter Agreement, which Letter Agreement is also attached hereto as part of Exhibit A, and the terms and conditions of the Confidentiality Agreement and the Provision shall continue in full force and effect following the Departure Date and are hereby incorporated into this Agreement.

9.No Interference With Business Operations.
(a)The Employee agrees that for a period of twelve (12) months following the Departure Date, the Employee will not directly or indirectly interfere with, disrupt or attempt to interfere with or disrupt the relationship, contractual or otherwise, between the Company and any of its vendors, suppliers, consultants, lessors, franchisees, wholesale customers, independent contractors, agents, employees, or any operator or owner of an internet (e-commerce) site with whom the Company does business on, or during the six (6) months immediately preceding, the Departure Date.
(b)The Employee acknowledges and agrees that the restrictions on the activities in which the Employee may engage that are set forth in Paragraph 9(a) above, in the Confidentiality Agreement and in the Provision, and the location and period of time for which such restrictions apply, are reasonable and necessary to protect the Company’s legitimate business interests. The Employee understands and acknowledges that the Company’s business is global and, accordingly, the foregoing restrictions cannot be limited to any particular geographic area. The Employee acknowledges and agrees that the restrictions contained in this Agreement will not prevent the Employee from earning a livelihood.
10.Injunctive Relief. The Employee acknowledges and agrees that a breach or threatened breach of any of the terms set forth in Paragraphs 5, 7, 8, 9, 14 or 15 of this Agreement by the Employee shall result in an immediate irreparable and continuing harm to the Employer for which there may be no adequate remedy of law. The Employer shall, without posting a bond, be entitled to seek injunctive and other equitable relief, in addition to any other remedies available to the Employer, in connection with Paragraphs 5, 7, 8, 9, 14 or 15 of this Agreement.
11.Employee Release of Employer and Released Parties.
(c)In exchange for the consideration and agreements set forth herein, the Employee, on behalf of the Employee and the Employee’s agents, assignees, attorneys, heirs, executors and administrators, voluntarily, knowingly, unconditionally and irrevocably releases the Employer, as well as the Employer’s successors, predecessors, assigns, parents, subsidiaries, divisions, affiliates, officers, directors, shareholders, employees, agents, representatives and fiduciaries, in both their individual and representative capacities (collectively, the “Released Parties”), from any and all claims, causes of action, suits, grievances, debts, sums of money, agreements, promises, damages, back and front pay, costs, expenses, and attorneys’ fees by reason of any matter, cause, act or omission arising out of or in connection with the Employee’s employment with the Employer or termination therefrom, including but not limited to any claims based upon common law, or any federal, state or local employment statutes or civil rights laws (hereafter the “Claims”). Claims, as included in this release, without limiting its scope, are claims arising under Title VII of the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act (“ADEA”); the Older Workers Benefit Protection Act (the OWBPA”); the Americans with Disabilities Act; the Lily Ledbetter Act; the Employee Retirement Income Security Act of 1974; the New Jersey Conscientious Employee Protection Act; the New Jersey Law Against Discrimination; the New Jersey Family Leave Act; the New Jersey Wage Payment Act; the Sarbanes-Oxley Act of 2002; the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; and any other laws prohibiting or covering discrimination, retaliation, wrongful termination, failure to pay wages, breach of contract, defamation, invasion of privacy, whistleblowing or infliction of emotional distress, or any other matter. This release releases all Claims, including those of which the Employee is not aware and those not mentioned in this Agreement, up to the date of the execution and delivery of this Agreement to the Company. The Employee expressly acknowledges and agrees that, by entering into this Agreement, the Employee is releasing and waiving any and all Claims, including, without limitation, claims that the Employee may have arising under ADEA, which have arisen on or before the date of the Employee’s execution and delivery of this Agreement to the Employer.
(d)This release does not waive rights or claims that may arise after this release is executed, including any right or claim to enforce the terms of this Agreement, and does not waive any rights or Claims hereunder or which cannot be waived as a matter of law.
(e)Notwithstanding anything set forth in this Agreement to the contrary, nothing in this Agreement shall affect or be used to interfere with the Employee’s protected right to test in any court, under the OWBPA, or like statute or regulation, the validity of the waiver of rights under ADEA set forth in this Agreement.
12.Representations. (a) Except as otherwise provided in Paragraph 19, the Employee hereby represents and warrants to the Released Parties that: (a) as of the date of this Agreement, the Employee has not filed, caused, or permitted to be filed any pending lawsuit or complaint against any of the Released Parties, nor has the Employee agreed to do any of the foregoing; and (b) the Employee has not assigned, transferred, sold, encumbered, pledged, hypothecated, mortgaged, distributed, or otherwise disposed of or conveyed to any third party any right or Claim against any of the Released Parties that has been released in this Agreement.
    (b)    The Employee represents and warrants that the Employee: (i) has not made any misrepresentations or engaged in any misconduct or malfeasance during the Employee’s employment that would constitute a material violation under the Company’s Code of Business Conduct; (ii) is not aware of any misconduct or malfeasance by any employee, agent, independent contractor or director of the Company that the Employee should report in accordance with the Company’s Code of Business Conduct; and (iii) is not aware of any irregularity in the Company’s books or records, or any other matter relating to the Company’s operations, policies or practices or to the Company’s financial disclosures or accounting, that should properly be reported by the Employee pursuant to the procedures established by the Company for making such reports, except any that has already been reported by the Employee in writing to the appropriate personnel of the Company.
13.Removal from Company Positions and Indemnification. The Employee agrees that as of the Departure Date, the Employee hereby resigns from all positions held on behalf of the Company, including but not limited to, officer, director, agent, representative, trustee, administrator, fiduciary and signatory; it being agreed that following the date of this Agreement, in complying with his agreements set forth in Paragraph 2 above, the Employee will act as a fiduciary or signatory of the Company only as agreed to by the Employee. In addition, with respect to all acts or omissions of the Employee which occurred prior to the Departure Date, the Company agrees to continue to indemnify the Employee to the same extent that the Employee was indemnified prior to the Departure Date and that the Employee shall retain the benefit of all directors and officers liability insurance and coverage maintained by the Company with respect to claims made during the period provided by the Company’s current policy and to the extent provided by any future policy from time to time maintained by the Company with respect to other former executives of the Company, in each case on the terms and conditions of such policy(s).
14.Cooperation. Except as otherwise provided in Paragraph 19, for a period of twelve (12) months following the Departure Date, the Employee shall furnish such information as may be in the Employee’s possession to, and cooperate with, the Company as may reasonably be requested by the Company, including in the orderly transfer of the Employee’s duties and responsibilities to other officers of the Company, or in connection with any litigation, regulatory proceeding, inquiry, matter, or other proceeding in which the Company is or may be involved or a party. The Employee shall execute and deliver to the Company such instruments and documents, as may be reasonably requested by the Company, including to evidence that contained in the first sentence of Paragraph 13 above.
15.Violation of Terms. Should the Employee violate any provision of this Agreement in a material way, which violation remains uncured for a period of five (5) business days after written notice of such violation is provided to the Employee by the Employer by mail or courier to 18 Harvest Road, New City, NY 10956 or by email to rfhelmjr@gmail.com, or should the Employee contest or seek to contest the validity or enforceability of Paragraph 11 above (other than as set forth in Paragraph 11(c) above), then, in addition to all other damages or legal remedies available to the Employer (including without limitation, injunctive relief), the Employee shall immediately return to the Employer all monies paid and benefits provided to the Employee pursuant to Paragraph 3(a) of this Agreement, less $10,000. The Employee agrees that if the Employee is required to return such payments and benefits, this Agreement shall continue to be binding on the Employee and the Released Parties shall be entitled to enforce the provisions of this Agreement as if the payments, provision and deliveries had not been repaid or returned to the Company, and the Company shall have no further obligations to pay, provide or deliver to the Employee any of the payments, benefits or other consideration set forth in Paragraph 3(a) of this Agreement or otherwise. Should the Employer violate any provision of this Agreement, then the Employee shall have all remedies and civil actions available to remedy the Employee’s damages. The parties agree that, should either party seek to enforce the terms of this Agreement through mediation, arbitration or litigation, then the prevailing party, in addition to all other legal remedies, shall be reimbursed by the other party for all reasonable attorneys’ fees in relation to such mediation, arbitration or litigation. However, in accordance with applicable laws, if the Employee commences a proceeding under the OWBPA and/or the ADEA to challenge the validity of the release contained herein and prevails on the merits of an ADEA claim, the above shall not apply, and the court shall have discretion to determine whether the Company is entitled to restitution, recoupment or set off (a “reduction”) against a monetary or other award obtained by the Employee, which cannot exceed the amount the Employee recovers or the amount the Employee received pursuant to this Agreement, whichever is less.
16.No Admission. Nothing contained in this Agreement nor the fact that the parties have signed this Agreement shall be construed as an admission by either party.
17.Waiver of Reinstatement. By entering into this Agreement, the Employee acknowledges and agrees that the Employee waives any claim to reinstatement following the Departure Date, and/or future employment with the Employer.
18.Section 409A of the Code. The Employee hereby acknowledges and agrees with the Company that the interpretation of Section 409A of the Internal Revenue Code (the “Code”) and its application to the terms of this Agreement is uncertain and may be subject to change as additional guidance and interpretations become available. Anything to the contrary herein notwithstanding, all benefits or payments provided by the Company to the Employee that would be deemed to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code are intended to comply with Section 409A of the Code. If, however, any such benefit or payment is deemed to not comply with Section 409A of the Code, the Employee and the Company agree to renegotiate in good faith any such benefit or payment (including, without limitation, as to the timing of any payment payable hereof), if possible, so that either (i) Section 409A of the Code will not apply or (ii) compliance with Section 409A of the Code will be achieved. Each payment made under this Agreement shall be treated as a separate payment and the right to a series of installment payments under this Agreement is to be treated as a right to a series of separate payments. The Company shall consult with the Employee in good faith regarding the implementation of the provisions of this Paragraph 18; provided, that neither the Company nor any of its employees or representatives shall have any liability to the Employee with respect to Section 409A of the Code.

19.Exceptions. Nothing in this Agreement is intended to waive claims (i) for unemployment or workers’ compensation benefits, (ii) for vested rights under ERISA-covered employee benefit plans as applicable on the date the Employee signs this Agreement, (iii) that may arise after the Employee signs this Agreement, or (iv) which cannot be released by private agreement. In addition, nothing in this Agreement including but not limited to the release of Claims, proprietary information, confidentiality, cooperation, and non-disparagement provisions, prevent the Employee from filing a charge or complaint with or from voluntarily participating in an investigation or proceeding conducted by the EEOC, or any other any federal, state or local agency charged with the enforcement of any laws, although by signing this Agreement the Employee is waiving rights to individual relief based on claims asserted in such a charge or complaint, except where such a waiver of individual relief is prohibited.
20.Miscellaneous. This Agreement contains the entire understanding and agreement between the parties with respect to the subject matter hereof. This Agreement supersedes any and all previous agreements, offer letters or other binding provisions, whether written or oral, between the Employee and the Employer. There are no other representations, agreements or understandings, oral or written, between the parties relating to the subject matter of this Agreement. No amendment to or modification of this Agreement shall be valid unless made in writing and executed by the parties hereto subsequent to the date of this Agreement. This Agreement may be executed in counterparts, including by fax or pdf, and all counterparts so executed shall constitute one agreement, binding upon the parties hereto. This Agreement shall be binding upon and inure to the benefit of the parties, as well as their administrators, representatives, agents, executors, successors and assigns.
21.Choice of Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to contracts made and performed in such State and without regard to the conflicts or choice of law provisions thereof that would give rise to the application of the substantive law of any other jurisdiction. Except in the event the Company seeks to enforce its rights under Paragraphs 5, 7, 8, 9, 14 or 15 of this Agreement, or in the event the Employee seeks to enforce his rights under the third or fourth sentences of Paragraph 15 of this Agreement, the parties agree to mediate any dispute arising under this Agreement. In the event of any such dispute subject to mediation, the parties, within thirty (30) days of a written request for mediation, shall attend a mediation to be conducted in New Jersey in order to make a good faith reasonable effort to resolve such dispute. The parties shall attempt, in good faith, to agree to a mediator. If the parties are unable to agree to a mediator, the parties shall submit the matter to the American Arbitration Association to appoint a mediator and conduct the mediation in New Jersey. If this good faith mediation effort fails to resolve the dispute arising under this Agreement or in the event the Company seeks to enforce its rights under Paragraphs 5, 7, 8, 9, 14 or 15 of this Agreement, or in the event the Employee seeks to enforce his rights under the third or fourth sentences of Paragraph 15 of this Agreement, then either party may commence a legal suit, action or proceeding to resolve such dispute, provided that such legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted in a New Jersey federal or state court. The Employee and Employer agree to waive any objection which either may now or hereafter have to the laying of venue of any such suit, action or proceeding and the Employee and Employer irrevocably submit to the exclusive jurisdiction of any such court in any suit, action or proceeding.
22.Severability. If any term, provision or part of this Agreement shall be determined to be in conflict with any applicable federal, state or other governmental law or regulation, or otherwise shall be invalid or unlawful, such term, provision or part shall continue in effect to the extent permitted by such law or regulation. Such invalidity, unenforceability or unlawfulness shall not affect or impair any other terms, provisions and parts of this Agreement not in conflict, invalid or unlawful, and such terms, provisions and parts shall continue in full force and effect and remain binding upon the parties hereto.

23.Confirmation of Employment. The Employee shall direct all reference requests to the Company’s automated reference service (The Work Number at 1-800-367-5690; Employer Code 10048) and consistent with the Company’s general policy regarding requests for employee references, the Company shall provide the Employee’s dates of employment and position.
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THE EMPLOYEE STATES THAT THE EMPLOYEE HAS CAREFULLY READ THIS AGREEMENT PRIOR TO SIGNING IT, THAT THE AGREEMENT HAS BEEN FULLY EXPLAINED TO THE EMPLOYEE PRIOR TO SIGNING IT, THAT THE EMPLOYEE HAS HAD THE OPPORTUNITY TO HAVE IT REVIEWED BY AN ATTORNEY AT THE EMPLOYEE’S OWN EXPENSE AND THE EMPLOYEE UNDERSTANDS THE AGREEMENT’S FINAL AND BINDING EFFECT PRIOR TO SIGNING IT, AND THAT THE EMPLOYEE IS SIGNING THIS AGREEMENT (INCLUDING THE RELEASE CONTAINED HEREIN) KNOWINGLY AND VOLUNTARILY, AND WITH THE FULL INTENTION OF COMPROMISING, SETTLING, AND RELEASING THE RELEASED PARTIES AS STATED IN THIS AGREEMENT.
Agreed to and accepted by, on this 6th day of September, 2022.
EMPLOYEE:

                        /s/ Robert Helm .
Name: Robert Helm

Agreed to and accepted by, on this 6th day of September, 2022.

THE CHILDREN’S PLACE SERVICES COMPANY, LLC:

By: /s/ Jane Elfers .
    Name: Jane Elfers
    Title: President and Chief Executive Officer

EXHIBIT A

Letter Agreement dated February 16, 2021 (including the Provision)

and

Confidentiality, Work Product and Non-Solicitation Agreement

    A-1

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EXHIBIT B

REAFFIRMATION OF AGREMEENT

1.Capitalized terms used but not defined in this Reaffirmation of Agreement (the “Reaffirmation”) shall have the meaning set forth in the Agreement and General Release between Robert Helm (“you”) and the Company, dated as of September 6, 2022 (the “Agreement”), to which this Reaffirmation is attached.

2.You hereby affirm the validity of the general release of the Released Parties set forth in Paragraph 11 of the Agreement and all other provisions of the Agreement. You also affirm that you are not in default of any provision of the Agreement. You acknowledge and agree that the Agreement is complete, true, accurate, valid and remains in full force and effect.

3.In consideration of the payments, benefits, other consideration and agreements set forth in the Agreement, including Paragraph 3(a) thereof, you hereby voluntarily, knowingly, unconditionally and irrevocably release, waive, discharge and give up, to the full extent permitted by law, any and all Claims (as defined below) that you may have against any of the Released Parties, arising on or prior to the date of your execution and delivery of this Reaffirmation to the Company. “Claims” shall have the meaning set forth in Paragraph 11 of the Agreement. This Section 3 releases all Claims, including those of which you are not aware and those not mentioned in the Agreement or this Reaffirmation. You specifically release any and all Claims arising out of your employment with the Company or the termination therefrom. You expressly acknowledge and agree that, by entering into this Reaffirmation, you are releasing, waiving, discharging ad giving up any and all Claims which have arisen on or before the date of your execution and delivery of this Reaffirmation to the Company.

4.The Company and you acknowledge and agree that neither the Agreement nor this Reaffirmation waive rights or claims that may arise after this Reaffirmation is executed and delivered to the Company, including any right or claim to enforce the terms of the Agreement, and does not waive any rights or Claims which cannot be waived as a matter of law. Notwithstanding anything set forth in the Agreement or this Reaffirmation to the contrary, nothing in the Agreement or this Reaffirmation shall affect or be used to interfere with your protected right to test in any court, under the OWBPA, or like statute or regulation, the validity of the waiver of rights under ADEA set forth in the Agreement and this Reaffirmation.

5.(a)    You acknowledge and agree that the Company has advised you in writing to consult with an attorney at your own expense prior to executing this Reaffirmation. You further acknowledge that, to the extent desired, you have consulted with your own attorney in reviewing
    B-1

this Reaffirmation, that you have carefully read and fully understand all the provision of this Reaffirmation, and that you are voluntarily entering into this Reaffirmation.

(b)    You further acknowledge and agree that you have a had a period of at least twenty-one (21) days in which to consider the terms of this Reaffirmation and changes to the Reaffirmation, whether material or immaterial, do not restart the running of the 21-day period.

(c)    Unless revoked as provided below in this clause (c), this Reaffirmation shall be effective and enforceable on the eighth (8th) day after execution and delivery of this Reaffirmation to the Company by you. The parties hereto understand and agree that you may revoke this Reaffirmation after having executed and delivered it to the Company by so advising the Company in writing no later than 11:59 p.m. on the seventh (7th) day after your execution and delivery of this Reaffirmation to the Company. If you revoke this Reaffirmation in a timely manner, this Reaffirmation t shall not effective or enforceable.

Agreed to and accepted by, on this ____ day of _______, 2022.

                By:
                 Name: Robert Helm

Agreed to and accepted by, on this ____ day of _______, 2022.

                THE CHILDREN’S PLACE SERVICES COMPANY, LLC

                By:
                 Name:
Title:

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